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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
Netegrity, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-112431, No. 333-82640, No. 333-87247, No. 333-87171 and No. 333-75909) on
Form S-3 and (No. 333-72528, No. 333-48428, No. 333-87567, No. 333-87943, No.
033-35318, No. 333-44893, No. 333-44895, No. 033-64779, No. 033-35225, No.
333-58759, No. 333-100882, No. 333-100881, No. 333-100880, No. 333-100879, No.
333-37796, No.333-37797 and No. 333-35318) on Form S-8 of Netegrity, Inc. of our
reports dated January 26, 2004, with respect to the consolidated balance sheets of Netegrity, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003, annual report on Form 10-K of Netegrity, Inc.

Our reports refer to our audit of the adjustments that were applied and the disclosures added to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures.

                                                           KPMG LLP

Boston, Massachusetts
February 27, 2004